Exhibit 10.1

Execution Version

FIRST AMENDMENT TO EQUITY AND BUSINESS LOAN AGREEMENT

This First Amendment to Equity and Business Loan Agreement (this “Amendment”) is made as of July 13, 2026, by and between NKGEN OPERATING BIOTECH, INC., a Delaware corporation (the “Borrower”), NKGEN BIOTECH, INC., a Delaware corporation (“Parent” and, together with the Borrower, the “Loan Parties”), and BDW Investments, LLC, a Delaware limited liability company (the “Lender” and, together with the Loan Parties, the “Parties”).

WHEREAS, the Parties previously entered into that certain Loan Agreement, dated as of April 5, 2024 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Loan Agreement”, and as amended pursuant to this Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Parties desire to make certain modifications to the terms of the Existing Loan Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I. Definitions; Rules of Construction. Capitalized terms used herein (including, without limitation, the recitals and this Article I) that are not defined herein shall have the meanings assigned to them in the Loan Agreement.

Article II. Amendments. Upon satisfaction of the conditions precedent set forth in Article III, the Existing Loan Agreement is hereby amended as follows:

(a)	All references to “Security Agreement” are hereby deleted in their entirety.

(b)	Section 5.1.6 is amended and restated in its entirety as follows:

(a) this Agreement or any Related Document ceases to be in full force and effect (including failure of any document to create a valid and perfected Lien with the priority purported to be granted thereunder) at any time and for any reason, or (b) the Lender ceases to have a first priority perfected security interest in the Real Estate Collateral, subject to Permitted Liens.

(c)	Section 8.1 is amended to add the following definitions:

(i) “BDW Deed of Trust” means the Deed of Trust, dated April 5, 2024, and recorded in the land records of Orange County, California on April 9, 2024, as Instrument No. 2024000088219, between the Borrower and AlpineBrook Capital GP I Limited, as amended by that certain Amended and Restated Deed of Trust, dated April 30, 2026, and recorded May 11, 2026, as document number 2026000135345, concerning the real property and related fixtures with the address of 3001 DAIMLER STREET, SANTA ANA, CA 92705.

(ii) “Real Estate Collateral” means:

(a) the Real Property (as defined and described in the BDW Deed of Trust);

(b) all “fixtures,” “as-extracted collateral” and “timber to be cut” (as each such term is defined in the Uniform Commercial Code), in each case, to the extent located on the Real Property described in clause (a);

(c) all easements, hereditaments, appurtenances, air rights, water rights, mineral rights, development rights and similar rights relating to any property described in clauses (a) or (b) above;

(d) all leases, subleases, occupancy agreements, licenses, rents, issues, profits, income and other revenues relating to any property described in clauses (a) or (b) above;

(e) all insurance proceeds, condemnation awards, tax refunds, escrowed amounts, reserve accounts and other claims or payments relating to any property described in clauses (a) or (b) above;

(f) all permits, approvals, entitlements, plans, specifications, surveys, reports, warranties, contract rights, general intangibles and books and records, in each case to the extent arising from, appurtenant to, or otherwise attributable to the ownership, operation, use, leasing, development, construction, maintenance, financing, refinancing or sale of any property described in clauses (a) or (b) above; and

(g) all additions, accessions, substitutions, replacements, proceeds and products of the foregoing.

(d)	Clause 7 of the definition of “Permitted Liens” in Section 8.1 is amended and restated in its entirety as follows:

(7) liens and Security Interests securing the Senior Loan and any Permitted Refinancing thereof; provided, that in no event should any liens be granted with respect to any Real Estate Collateral (other than Liens described in the foregoing clauses (1), (2) and (3)).

(e)	The definition of “Senior Loan” in Section 8.1 is amended and restated in its entirety as follows:

“Senior Loan” means that certain Senior Convertible Loan Agreement, dated as of April 15, 2026, by and between the Loan Parties and AlpineBrook Capital GP I Limited, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

Article III. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the conditions precedent set forth below:

(a)	Amendment. The Lender shall have received this Amendment, duly executed and delivered by the Loan Parties.

(b)	Representations and Warranties. The representations and warranties set forth in Article II of the Loan Agreement shall be true and correct in all material respects (or, if qualified as to materiality or by reference to the existence of a Material Adverse Effect, true and correct in all respects as so qualified) as of the date hereof.

(c)	Fees and Expenses. The Loan Parties shall have paid all reasonable and documented fees and expenses of the Lender in connection with the Amendment, provided that such fees and expenses shall be limited to the reasonable fees and out-of-pocket expenses of one outside counsel to the Lender.

Article IV. Release.

(a)	Release of Claims. In consideration of this Amendment and agreements of the Lender and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Parties, on behalf of itself and its successors, assigns and other legal representatives (the “Releasing Party”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender and its respective present and former partners, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, in each case solely in their capacities relative to the Lender and not in any other capacity such party may have relative to the Releasing Party (the “Releasees”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees for, upon or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Related Documents or transactions thereunder (any of the foregoing, a “Claim”, and collectively, the “Claims”). The Releasing Party expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Article IV. Furthermore, the Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Article IV. The foregoing release, covenant and waivers of this Article IV shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Loan Agreement, this Amendment, any other Related Document or any provision hereof or thereof.

(b)	Defense to Claims. The Releasing Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Article V. Miscellaneous.

(a)	Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Loan Agreement and the other Related Documents shall be and remain in full force and effect as written, unmodified hereby and are hereby ratified by the Loan Parties. In the event of any conflict between the terms, provisions, covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Existing Loan Agreement or any other applicable Related Document, on the other hand, this Amendment shall control.

(b)	Further Assurances. The Loan Parties agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Lender to effectuate the terms and provisions of this Amendment.

(c)	Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(d)	Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Loan Agreement in accordance with the terms thereof.

(e)	Entire Agreement. This Amendment, the Existing Loan Agreement (as amended hereby) and the other applicable Related Documents constitute the entire agreement among the parties to the Existing Loan Agreement and such other applicable Related Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.

(f)	Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Loan Agreement and each other applicable Related Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.

(g)	Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.

(h)	Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Loan Agreement.

(i)	Counterparts; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Except as provided in Article III, this Amendment shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(j)	Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(k)	Reference to and Effect on the Existing Loan Agreement and the Other Related Documents. On and after the date hereof, each reference in any Related Document to the Existing Loan Agreement and the use therein of “thereunder”, “thereof” or words of like import referring to the Existing Loan Agreement shall, in each case, mean and be a reference to the Existing Loan Agreement as amended by this Amendment, except that references to the “date hereof” in the Existing Loan Agreement shall continue to refer to the date of the Existing Loan Agreement. Except as specifically amended by this Amendment, the Existing Loan Agreement and the other Related Documents shall remain in full force and effect and are hereby ratified and confirmed, and this Amendment shall not be considered a novation of any obligations under the Existing Loan Agreement. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any Default, any Event of Default or of any right, power or remedy of the Lender under, the Loan Agreement, any of the other Related Documents or otherwise. This Amendment shall be deemed to be a “Related Document” for purposes of the Loan Agreement and the other Related Documents.

(l)	Ratification. For the avoidance of doubt, the Loan Agreement shall be deemed to have remained continuously in effect without interruption, and the Term Loan shall be deemed to have continued without acceleration or demand.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

NKGEN OPERATING BIOTECH, INC.,
as the Borrower

By:	/s/ Paul Song
Name:	Paul Song
Title:	CEO

[Signature Page to First Amendment]

NKGEN BIOTECH, INC., as Parent

By:	/s/ Paul Song
Name:	Paul Song
Title:	CEO

[Signature Page to First Amendment]

BDW Investments, LLC, As the Lender

By:	/s/ Win Sheridan
Name:	Win Sheridan
Title:	Manager

[Signature Page to First Amendment]